Exhibit 99.1

NMS Communications Corp.

Pro Forma Condensed Combined Balance Sheet

as of September 30, 2007

(In thousands)

(Unaudited)

		Sale of
		Network		Company
	Company	Infrastructure		Pro Forma
	Historical (1)	Division (2)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$22,999	$850	(a)	$22,816
		(1,033	)(b)
Marketable securities	5,294	1,881	(c)	7,175
Accounts receivable, net	13,744			13,744
Inventories	3,581	(119	)(d)	3,462
Prepaid expenses and other assets	3,016			3,016
Total current assets	48,634	1,579		50,213
Property and equipment, net	7,048	(167	)(e)	6,881
Goodwill	5,431			5,431
Other intangible assets, net	2,906			2,906
Other assets	1,251			1,251
Total assets	$65,270	$1,412		$66,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,352			$5,352
Accrued expenses and other liabilities	7,320			7,320
Accrued restructuring	1,017			1,017
Deferred revenue	4,253	(125	)(f)	4,128
Total current liabilities	17,942	(125)		17,817
Accrued restructuring	1,884			1,884
Accrued warranty expense	108			108
Total liabilities	19,934	(125)		19,809
Stockholders’ equity	45,336	1,537	(g)	46,873
Total liabilities and stockholders’ equity	$65,270	$1,412		$66,682

(1) As reported in NMS Communications’ unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2007.

(2) The sale of the NI division excludes certain assets and liabilities that will remain with NMS Communications after the sale including accounts receivable, pre-paid expenses, accounts payable and other accrued expenses.

NMS Communications Corporation

Pro Forma Condensed Combined Statement of Operations

(In thousands except per share data)

(unaudited)

For the Nine Months Ended September 30, 2007

		Sale of
		Network		Company
	Company	Infrastructure		Pro Forma
	Historical (1)	Division		Combined

Revenues	$63,548	$(3,774)		$59,774

Cost of revenues	24,245	(1,177	)(h)	23,068

Gross Profit	39,303	(2,597)		36,706

Operating expenses:
Selling, general and administrative	33,157	(2,134	)(h)	31,023
Research and Development	15,953	(2,302	)(h)	13,651
Total operating expenses	49,110	(4,436)		44,674

Operating Income (Loss)	(9,807)	1,839		(7,968)

Other income (expense):
Interest income	989			989
Other	(626)			(626)
Other income (expense), net	363			363

Loss before income taxes	(9,444)	1,839		(7,605)

Income tax expense	246			246

Net Loss	$(9,690)	$1,839		$(7,851)

Basic and diluted loss per share	$(0.22)			$(0.18)

Weighted average basic and diluted shares outstanding	43,892			43,892

(1) As reported in NMS Communications’ unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2007.

NMS Communications Corporation

Pro Forma Condensed Combined Statement of Operations

(In thousands except per share data)

(unaudited)

For the Twelve Months Ended December 31, 2006

		Sale of
		Network		Company
	Company	Infrastructure		Pro Forma
	Historical (2)	Division		Combined

Revenues	$99,606	$(3,632)		$95,974

Cost of revenues	36,046	(2,980	)(h)	33,066

Gross Profit	63,560	(652)		62,908

Operating expenses:
Selling, general and administrative	48,849	(4,582	)(h)	44,267
Research and Development	25,699	(3,901	)(h)	21,798
Restructuring and other related charges	5,469			5,469
Total operating expenses	80,017	(8,483)		71,534

Operating Income (Loss)	(16,457)	7,831		(8,626)

Other income (expense):
Interest income	1,730			1,730
Other	(786)			(786)
Other income (expense), net	944			944

Loss before income taxes	(15,513)	7,831		(7,682)

Income tax expense	238			238

Net Loss	$(15,751)	$7,831		$(7,920)

Basic and diluted loss per share	$(0.33)			$(0.16)

Weighted average basic and diluted shares outstanding	48,467			48,467

(1) As reported in NMS Communications’ audited annual report on Form 10-K for the year ended December 31, 2006.

NMS Communications Corporation

Pro Forma Condensed Combined Statement of Operations

(In thousands except per share data)

(unaudited)

For the Twelve Months Ended December 31, 2005

		Sale of
		Network		Company
	Company	Infrastructure		Pro Forma
	Historical (2)	Division		Combined

Revenues	$109,474	$(915)		$108,559

Cost of revenues	39,420	(1,930	)(h)	37,490

Gross Profit	70,054	1,015		71,069

Operating expenses:
Selling, general and administrative	39,929	(4,489	)(h)	35,440
Research and Development	26,140	(4,180	)(h)	21,960
Total operating expenses	66,069	(8,669)		57,400

Operating Income	3,985	9,684		13,669

Other income (expense):
Interest income (expense), net	765			765
Other	590			590
Other income (expense), net	1,355			1,355

Income before income taxes	5,340	9,684		15,024

Income tax expense	368			368

Net Income	$4,972	$9,684		$14,656

Basic earnings per share	$0.10			$0.31

Weighted average basic shares outstanding	47,884			47,884

Diluted earnings per share	$0.10			$0.30

Weighted average diluted shares outstanding	48,285			48,285

(1) As reported in NMS Communications’ audited annual report on Form 10-K for the year ended December 31, 2006.

NMS Communications Corporation

Pro Forma Condensed Combined Statement of Operations

(In thousands except per share data)

(unaudited)

For the Twelve Months Ended December 31, 2004

		Sale of
		Network		Company
	Company	Infrastructure		Pro Forma
	Historical (2)	Division		Combined

Revenues	101,512	(313)		101,199

Cost of revenues	38,052	(557	)(h)	37,495

Gross Profit	63,460	244		63,704

Operating expenses:
Selling, general and administrative	33,776	(3,278	)(h)	30,498
Research and Development	23,884	(4,696	)(h)	19,188
Total operating expenses	57,660	(7,974)		49,686

Operating Income	5,800	8,218		14,018

Other income (expense):
Interest income (expense), net	(963)			(963)
Other	(669)			(669)
Other income (expense), net	(1,632)			(1,632)

Income before income taxes	4,168	8,218		12,386

Income tax expense	66			66

Net Income	$4,102	$8,218		$12,320

Basic earnings per share	$0.09			$0.28

Weighted average basic shares outstanding	44,709			44,709

Diluted earnings per share	$0.09			$0.26

Weighted average diluted shares outstanding	46,894			46,894

(1) As reported in NMS Communications’ audited annual report on Form 10-K for the year ended December 31, 2006.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma adjustments reflect only those adjustments which are supportable and directly attributable to the transaction and do not include the impact of contingencies. Pro forma adjustments include the following:

(a)   Reflects the cash proceeds from Verso from the sale of the Network Infrastructure (NI) division.

(b)   Reflects the amount of estimated cash payments to employees under the terms of employment, bonus and severance arrangements, and other transaction costs upon sale of the NI division.

(c)   Reflects the Fair Market Value of common stock proceeds from the sale of the NI division on the date of closing, December 21, 2007.  This calculation is equivalent to 5,374,033 multiplied times the closing price of Verso Technologies, Inc. common stock on December 21, 2007 ($0.35 per common share).

(d)   Reflects the carrying value of NI division inventory.

(e)   Reflects the carrying value of NI division fixed assets.

(f)    Reflects the amount of NI division deferred Maintenance and Support revenue.

(g)   Reflects the estimated net gain of the sale of the NI division as if the transaction had closed September 30, 2007, calculated as cash proceeds of $850,000, plus the fair market value of Verso common stock on the Closing Date of $1,881,000, less estimated employee and transaction costs of $1,033,000 and net assets sold of $161,000.

(h)   Excludes corporate overhead costs previously allocated to the NI division that will remain with NMS Communications subsequent to the sale of the NI division.